Exhibit 10.2

EXECUTION VERSION

BORROWER JOINDER AGREEMENT

This BORROWER JOINDER AGREEMENT (this “Agreement”), dated as of December 15, 2022, is delivered pursuant to that certain Seventh Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”) by and among Oaktree Capital Management, L.P., a Delaware limited partnership, Oaktree Capital II, L.P., a Delaware series limited partnership, including each series thereof, Oaktree AIF Investments, L.P., a Delaware limited partnership, Oaktree Capital I, L.P., a Delaware limited partnership (collectively, the “Borrowers”); the Lenders party thereto; and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), which amends that certain Credit Agreement, dated as of March 31, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of November 3, 2014, that certain Second Amendment to Credit Agreement, dated as of March 31, 2016, that certain Third Amendment to Credit Agreement, dated as of November 14, 2017, that certain Fourth Amendment to Credit Agreement, dated as of March 29, 2018, that certain Fifth Amendment to Credit Agreement, dated as of December 13, 2019, that certain Sixth Amendment to Credit Agreement, dated as of September 14, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Administrative Agent. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Credit Agreement as amended by the Amendment.

By executing and delivering this Agreement, the undersigned hereby agrees that upon the Joinder Effective Date (if any) it shall automatically become a party to the Credit Agreement as a Borrower thereunder with the same force and effect as if originally named as a Borrower therein. From and after the Joinder Effective Date, the undersigned shall for all purposes be a party to the Credit Agreement and shall have the same rights, benefits and obligations as a Borrower party thereto. If the Joinder Effective Date has not occurred by April 1, 2023, then this Agreement shall terminate and be of no further force or effect.

To the extent not already set forth in the existing Schedules to the Credit Agreement, upon the Joinder Effective Date, the information set forth in Annex A is hereby added to the information set forth in the following Schedules to the Credit Agreement.

SCHEDULE A (List of Entities Not Considered CLO Subsidiaries)

The undersigned hereby represents and warrants that as of the Joinder Effective Date each of the representations and warranties set forth in Article III of the Credit Agreement that are applicable to the undersigned shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of such date as if made on and as of such date, or if such representation speaks as of an earlier date, as of such earlier date. For the avoidance of doubt, no representation or warranty made as of a date prior to the Joinder Effective Date shall be applicable to the undersigned, and the undersigned shall have no liability for or in respect of any Indebtedness under the Loan Documents until the occurrence of the Joinder Effective Date.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

This Agreement is a Loan Document as defined in the Credit Agreement.

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Sections 9.9(b) and 9.12 of the Credit Agreement shall apply to the parties hereto, this Agreement and the transactions contemplated hereby and are incorporated by reference, mutatis mutandis, and this Agreement shall be interpreted, construed and enforced as if such provisions were set forth in full in this Agreement.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

OAKTREE CAPITAL MANAGEMENT (CAYMAN), L.P.

By: Oaktree Holdings, Ltd., its general partner

By: Oaktree Capital Group, LLC, director

By:	/s/ Daniel Levin
	Name:	Daniel Levin
	Title:	Managing Director and Chief Financial Officer

By:	/s/ Richard Ting
	Name:	Richard Ting
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

ACKNOWLEDGED AND AGREED
as of the date of this Agreement first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Michael Kusner
Name: Michael Kusner
Title: Managing Director